UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2006

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Interpublic Group of Companies, Inc. (the “Company”) entered into the following agreements:

•

Sixth Supplemental Indenture, dated as of December 8, 2006, between the Company and U.S. Bank National Association, as trustee, attached hereto as Exhibit 4.1 (the “Supplemental Indenture,” and, together with the Senior Debt Indenture, dated as of November 12, 2004, between the Company and SunTrust Bank, as trustee, the “Indenture”), with respect to the issuance of up to $250 million aggregate principal amount of Floating Rate Notes due 2010 (the “New Notes”); and

•

Registration Rights Agreement, dated as of December 8, 2006, between the Company and J.P. Morgan Securities Inc., attached hereto as Exhibit 10.1 (the “Registration Rights Agreement”), relating to the New Notes.

The disclosure under Item 2.03 of this report with respect to the entry into these agreements is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On December 8, 2006, the Company retired $250 million of its Floating Rate Notes due 2008 (the “Old Notes”) in connection with the exchange described in Item 2.03 of this report.

Item 2.03	Creation of a Direct Financial Obligation.

On December 8, 2006, the Company issued $250 million aggregate principal amount of the New Notes under the Indenture.

The New Notes were exchanged for the same aggregate principal amount of the Company’s Old Notes with certain qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The exchange was exempt from registration under Section 4(2) of the Securities Act.

For a comparison of the terms of the New Notes and the Old Notes, please refer to the press release announcing the receipt of tenders and acceptance for exchange of all the Old Notes, attached hereto as Exhibit 99.1 and incorporated by reference herein.

The New Notes will mature on November 15, 2010 and will bear interest at a floating rate. The interest rate on the New Notes will be a per annum rate equal to three-month LIBOR plus 200 basis points. The New Notes are subject to restrictions on transfer as a result of the private placement.

Under the Registration Rights Agreement, the Company has agreed to file a registration statement with the SEC to allow holders of the New Notes to exchange these notes for an equal principal amount of notes with substantially identical terms, except that the notes issued in this exchange will be registered under the Securities Act.

Item 8.01	Other Events.

On December 8, 2006, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the receipt of tenders and acceptance for exchange of all the Old Notes.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1:	Sixth Supplemental Indenture, dated as of December 8, 2006, creating a series of securities designated Floating Rate Notes due 2010 (filed pursuant to Items 1.01 and 2.03).

Exhibit 10.1:	Registration Rights Agreement, dated as of December 8, 2006 (filed pursuant to Items 1.01 and 2.03).

Exhibit 99.1:	Press release, dated December 8, 2006 (filed pursuant to Items 2.03 and 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: December 8, 2006	By: /s/ Nicholas J. Camera

Nicholas J. Camera

Senior Vice President, General Counsel

and Secretary